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                                                                  Exhibit 10.1

                             GUARANTY FEE AGREEMENT

         THIS GUARANTY FEE AGREEMENT ("Agreement") is made as of May 23, 2002 between PIERRE FOODS, INC., a North Carolina corporation (the "Corporation"), and JAMES C. RICHARDSON, JR. ("Richardson").

         A. In connection with the Corporation's borrowing of funds from Foothill Capital Corporation ("Foothill Capital"), Richardson has executed a guaranty of the Corporation's indebtedness and obligations to Foothill Capital (the "Guaranty").

         B. In consideration for Richardson's execution of the Guaranty, the Corporation has agreed to pay to Richardson an annual guaranty fee so long as Richardson is required to guaranty the Corporation's obligations to Foothill Capital.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in the Agreement, the parties agree as follows:

         1. Guaranty Fee. So long as the Guaranty is effective, or Richardson is required by Foothill Capital, as a condition to Foothill Capital's granting of credit or the making of loans to the Corporation, to otherwise guaranty any obligation or indebtedness of the Corporation to Foothill Capital, the Corporation shall pay to Richardson on an annual basis a guaranty fee equal to one and one-half percent (1.50%) of the Maximum Credit Line (as such term is defined in the letter of intent between the Corporation and Foothill Capital (the "Letter of Intent")) which is made available to the Corporation under the revolving loan, letter of credit subline, term loan subline and capital expenditure subline described in the Letter of Intent. The guaranty fee shall be paid to Richardson in cash on the Closing Date (as such term is defined in the Letter of Intent) and annually thereafter on the anniversary of the Closing Date.

         2. Miscellaneous.

                  (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  (b) Notices. All notices given under this Agreement shall be deemed to be effectively given when personally delivered to the party entitled to receive the notice, or when placed in the United States mails, registered or certified, postage prepaid, at the addresses stated below:

                      Richardson:       PO Box 3967
                                        361 Second Street, NW
                                        Hickory, North Carolina  28603

                      The Corporation:  PO Box 3967
                                        361 Second Street, NW
                                        Hickory, North Carolina  28603


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Either party may change his or its address for the purpose of notice by giving notice of the change of address to the other party in accordance with the provisions of this Section.

                  (c) Waiver and Modification. No waiver of any term or condition of this Agreement shall be effective unless in writing signed by the waiving party. The waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition. This Agreement may only be modified in a writing signed by both parties.

                  (d) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforce-ability of any other provision.

                  (e) Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

                  (f) Entire Agreement. The parties agree that this Agreement shall be the sole agreement between the parties respecting the within subject matter. All prior written and oral agreements respecting such subject matter are superseded in full.

                  (g) Time of Essence. Time is of the essence of this Agreement.

                  (h) Corporate Authority. The Corporation represents and warrants to Richardson that (i) all necessary corporate action has been taken on behalf of the Corporation to authorize the execution and delivery of this Agreement by the undersigned officer of the Corporation and the satisfaction by the Corporation of its obligations hereunder, (ii) the Corporation has full power and authority to enter into this Agreement and to perform hereunder and
(iii) the Corporation's execution and delivery of this Agreement does not violate or contravene any other agreement by which the Corporation is bound. These representations and warranties shall survive the Closing Date and all deliveries hereunder.

                  (i) Representations and Warranties of Richardson. Richardson represents and warrants to the Corporation that (i) he has full power and authority to enter into this Agreement and to perform hereunder and (ii) his execution and delivery of this Agreement does not violate or contravene any other agreement by which he is bound. These representations and warranties shall survive the Closing Date and all deliveries hereunder.

                  (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                         [Signatures on following page]



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                     PIERRE FOODS, INC.


                                     -------------------------------------------
                                     Pamela M. Witters, Chief Financial Officer


                                                                          (L.S.)
                                     -------------------------------------
                                     JAMES C. RICHARDSON, JR.









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